Exhibit 2.4

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

This FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is dated as of February 22, 2026, by and between Antero Midstream LLC, a Delaware limited liability company (“Antero Midstream”), Antero Water LLC, a Delaware limited liability company (“Antero Water”), and Antero Treatment LLC, a Delaware limited liability company (“Antero Treatment” and together with Antero Midstream and Antero Water, collectively, “Seller”), on the one hand, Infinity Natural Resources LLC, a Delaware limited liability company (“Infinity”), and Northern Oil and Gas, Inc., a Delaware corporation (“NOG”, and together with Infinity, collectively, “Buyer”), on the other hand. Seller, Infinity and NOG are each a “Party”, and collectively the “Parties”. Capitalized terms used but not defined in this Amendment shall have the meanings given to such terms in the Purchase Agreement (as hereinafter defined).

RECITALS

WHEREAS, the Parties entered into that certain Purchase and Sale Agreement, dated December 5, 2025 (as amended by this Amendment, and as may be further amended from time to time, the “Purchase Agreement”), whereby, among other things, Seller agreed to sell, and Buyer agreed to purchase, the Assets.

WHEREAS, the Parties desire to amend the Purchase Agreement as more specifically set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions, and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound by the terms hereof, agree as follows:

1.	Amendment to Section 1.1. Effective as of the original Execution Date, Section 1.1 (Defined Terms) to the Purchase Agreement is hereby amended as follows:

(a).	The definition of “Buyer Pro Rata Share” is hereby amended and restated in its entirety with the following: ““Buyer Pro Rata Share” means, with respect to (a) Infinity, 60%, and (b) NOG, 40%.”

(b).

The definition of “Infinity Assets” is hereby amended and restated in its entirety with the following: ““Infinity Assets” means (a) an undivided 60% of all right, title and interest in and to the Specified Assets, and (b) all right, title and interest in and to the Infinity Only Assets.”

(c).	The definition of “NOG Assets” is hereby amended and restated in its entirety with the following: ““NOG Assets” means an undivided 40% of all right, title and interest in and to the Specified Assets.”

2.

Amendment to Section 5.1(c). Effective as of the original Execution Date, Section 5.1(c) (Conduct of Business) to the Purchase Agreement is hereby amended and restated in its entirety with the language set forth on Annex I – Part I.

3.

Amendment to Section 5.5. Effective as of the original Execution Date, Section 5.5 (Reserved) to the Purchase Agreement is hereby amended and restated in its entirety with the provision set forth on Annex I – Part II.

4.	Amendment to Exhibit E. Effective as of the original Execution Date, Exhibit E (Transferred Vehicles) to the Purchase Agreement is hereby amended by adding the Transferred Vehicles listed on Annex II

5.

Amendment to Schedule 5.2. Effective as of the original Execution Date, Schedule 5.2 (Governmental Bonds) to the Purchase Agreement is hereby amended and restated in its entirety as set forth on Annex III.

6.	Amendment to Schedule 6.8(a). Effective as of the original Execution Date, Schedule 6.8(a) (Material Contracts) to the Purchase Agreement is hereby amended by adding the contract listed on Annex IV.

7.

Amendment to Schedule 6.30(a). Effective as of the original Execution Date, Schedule 6.30(a) (Labor and Employment Matters) to the Purchase Agreement is hereby amended by adding the employees listed on Annex V.

8.	Amendment to Schedule 14.1. Effective as of the original Execution Date, Schedule 14.1 (Business Employees) to the Purchase Agreement is hereby amended by adding the employees listed on Annex V.

9.

Direction Under Section 15.4 of the Purchase Agreement. The Parties acknowledge and agree that Infinity hereby directs Seller pursuant to Section 15.4 of the Purchase Agreement to convey certain Assets to INR Midstream, LLC pursuant to the Instruments of Conveyance, and further pursuant to the terms thereof that Infinity and INR Midstream, LLC shall be jointly and severally liable for any and all obligations of Infinity as Buyer under the Purchase Agreement with respect thereto.

10.

Compliance with the Purchase Agreement. The Parties acknowledge and agree that this Amendment is in compliance with the Purchase Agreement, having been prepared pursuant to Section 15.12 of the Purchase Agreement, and constitutes a valid amendment, binding on the Parties.

11.

Incorporation by Reference. Sections 1.2 (References and Rules of Construction), 15.1 (Exhibits and Schedules), 15.4 (Assignment), 15.10 (Entire Agreement; Conflicts), 15.11 (Parties in Interest), 15.12 (Amendment), 15.13 (Waiver; Rights Cumulative), 15.14 (Conflict of Law Jurisdiction, Venue; Jury Waiver), 15.16 (Severability) and 15.17 (Counterparts) of the Purchase Agreement are incorporated herein by reference and shall apply to the terms and provisions of this Amendment and the Parties mutatis mutandis.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first set forth above.

SELLER:

ANTERO MIDSTREAM LLC

Name:	/s/ Justin Agnew
By:	Justin Agnew
Title:	Chief Financial Officer and Vice President – Finance

ANTERO WATER LLC

Name:	/s/ Justin Agnew
By:	Justin Agnew
Title:	Chief Financial Officer and Vice President – Finance

ANTERO TREATMENT LLC

Name:	/s/ Justin Agnew
By:	Justin Agnew
Title:	Chief Financial Officer and Vice President – Finance

Signature Page to First Amendment to Purchase and Sale Agreement

BUYER:

INFINITY NATURAL RESOURCES LLC

Name:	/s/ Zack Arnold
By:	Zack Arnold
Title:	President and Chief Executive Officer

NORTHERN OIL AND GAS, INC.

Name:	/s/ Nicholas O’Grady
By:	Nicholas O’Grady
Title:	Chief Executive Officer

Signature Page to First Amendment to Purchase and Sale Agreement